Exhibit 4.11

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 7, 2005, by and among VTRP Merger Sub, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), Ventas Realty, Limited Partnership, a Delaware limited partnership, and Ventas Capital Corporation, a Delaware corporation (collectively, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture dated as of October 15, 2004, as supplemented by the Supplemental Indenture dated as of December 15, 2004 and the Supplemental Indenture dated as of April 4, 2005 (as so supplemented, the “Indenture”), providing for the issuance of 6 5/8% Senior Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations (as defined in the Indenture) under the Notes and the Indenture on the terms and conditions set forth herein (a “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Subject to Article 10 of the Indenture, the Guaranteeing Subsidiary hereby, jointly and severally with all other Guarantors, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers thereunder, that:

(i) the principal of, and premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor, other than payment in full of all obligations under the Notes.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.

(d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary hereby accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(i) In accordance with Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance law, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this Note Guarantee shall be limited to the maximum amount permissible such that the obligations of the Guaranteeing Subsidiary under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

3. EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that this Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

(a) The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person) another Person, other than the Issuers or another Guarantor unless:

(i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii) subject to Section 10.05 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all of the obligations of the Guaranteeing Subsidiary under the Indenture, this Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of this Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as a Guaranteeing Subsidiary. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(c) Except as set forth in Articles 4 and 5 and Section 10.05 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of the Guaranteeing Subsidiary with or into the Issuers or another Guarantor, or shall prevent any sale or conveyance of the property of the Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Issuers or another Guarantor.

5. RELEASES.

(a) This Note Guarantee of the Guaranteeing Subsidiary shall be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of the Guaranteeing Subsidiary under those circumstances specified in the Indenture shall not be required to assume the obligations of the Guaranteeing Subsidiary, in each case in accordance with the provisions of Section 10.05 of the Indenture. This Note Guarantee of the Guaranteeing Subsidiary shall also be released in accordance with the provisions of Section 10.06 of the Indenture. Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel stating that the provisions of Section 10.05 or 10.06, as applicable, of the Indenture have been complied with, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guaranteeing Subsidiary from its obligations under this Note Guarantee.

(b) Any Guaranteeing Subsidiary not released from its obligations under this Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or the Guaranteeing Subsidiary under the Notes, this Note Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:

VTRP Merger Sub, LLC

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

ISSUERS:

Ventas Realty, Limited Partnership

By:	Ventas, Inc., its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Ventas Capital Corporation

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXISTING GUARANTORS:

Ventas, Inc.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Ventas LP Realty, L.L.C.

By:	Ventas, Inc., its Sole Member

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Ventas Healthcare Properties, Inc.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Ventas TRS, LLC

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President

Ventas Framingham, LLC

By:	/s/ T. Richard Riney

	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Secretary

Ventas Management, LLC

By:	/s/ T. Richard Riney

	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Secretary

ElderTrust

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ElderTrust Operating Limited Partnership

By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Capital Corp.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Berkshire Limited Partnership

By:	ET Berkshire, LLC, its General Partner
By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Berkshire, LLC

By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

Cabot ALF, L.L.C.

By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

Cleveland ALF, L.L.C.

By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Heritage Woods, L.L.C.

By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Highgate, L.P.

By:	ET GENPAR, L.L.C., its General Partner
By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET GENPAR, L.L.C.

By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Lacey I, L.L.C.

By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Lehigh Limited Partnership

By:	ET Lehigh, LLC, its General Partner
By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Lehigh, LLC

By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Lopatcong, L.L.C.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Pennsburg Manor Limited Partnership, L.L.P.

By:	ET Pennsburg Finance, L.L.C., its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Pennsburg Finance, L.L.C.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Phillipsburg I, L.L.C.

By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Pleasant View, L.L.C.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Rittenhouse Limited Partnership, L.L.P.

By:	GENPAR, L.L.C., its General Partner
By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Riverview Ridge Limited Partnership, L.L.P.

By:	ET GENPAR, L.L.C., its General Partner
By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Sanatoga Limited Partnership

By:	ET Sanatoga, LLC, its General Partner
By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sanatoga, LLC

By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-SMOB, L.L.C.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

Vernon ALF, L.L.C.

By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Willowbrook Limited Partnership, L.L.P.

By:	GENPAR, L.L.C., its General Partner
By:	ElderTrust Operating Limited Partnership, its Sole Member
By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Sub-Wayne I Limited Partnership, L.L.P.

By:	ET Wayne Finance, L.L.C., its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Wayne Finance, L.L.C.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ET Wayne Finance, Inc.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Chairman, Executive Vice President and Secretary

Ventas Sun LLC

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Ventas Cal Sun LLC

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

TRUSTEE:

U.S. Bank National Association

By:	/s/ Robert T. Jones
	Name:	Robert T. Jones
	Title:	Vice President & Trust Officer